EXHIBIT NO. 99.(h) 15

AMENDMENT NO. 2 TO MASTER 529

ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, each of the funds (or trusts acting on behalf of their series) identified from time to time on Exhibit A hereto (each a “Fund” and collectively the “Funds”) is a party to the Master 529 Administrative Services Agreement, as amended, (the “Agreement”), by and among MFS Fund Distributors, Inc., a Delaware corporation (the “Administrator”); and

WHEREAS, the Administrator serves as a program manager to the MFS 529 Savings Plan Trust pursuant to a Program Management Agreement between the Administrator and the State of Oregon acting by and through the Oregon 529 Savings Board.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto and hereinafter set forth, the parties covenant and agree as follows:

Section 1.  Effective as of December 11, 2017, the first sentence of Section 4(a) of the Agreement is hereby amended as follows:

4.             Administrative Fee.   (a) In consideration for the rendering of the Administrative Services, each Fund shall pay the Administrator a fee equal on an annual basis up to 0.05% attributable solely to the assets of the Fund’s Class 529A, 529B and 529C shares purchased through the Program as agreed to from time to time between the Funds and the Administrator (the “Administrative Fee”).

Section 2.  This Amendment No. 2 shall be construed under and shall be governed by the laws of The Commonwealth of Massachusetts.

Section 3.  This Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed to be an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed in duplicate original by its officers thereunto duly authorized, as of December 11, 2017.

MFS FUNDS DISTRIBUTORS, INC.

By:	JAMES A. JESSEE
James A. Jessee
President

ON BEHALF OF THE FUNDS LISTED ON EXHIBIT A HERETO

By:	CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Secretary and Assistant Clerk

Master 529 Administrative Services Agreement - Exhibit A

FUNDS

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS Series Trust I

MFS U.S. Government Cash Reserve Fund

MFS New Discovery Fund

MFS Research International Fund

MFS Value Fund

MFS Series Trust III

MFS High Income Fund

MFS Series Trust IV

MFS Mid Cap Growth Fund

MFS Series Trust V

MFS International New Discovery Fund

MFS Total Return Fund

MFS Series Trust IX

MFS Limited Maturity Fund

MFS Total Return Bond Fund

MFS Series Trust X

MFS Aggressive Growth Allocation Fund

MFS Blended Research Small Cap Equity Fund

MFS Conservative Allocation Fund

MFS Growth Allocation Fund

MFS Moderate Allocation Fund

MFS Series Trust XI

MFS Mid Cap Value Fund

MFS Series Trust XII

MFS Lifetime Income Fund